Exhibit 99.B(n)

PNC FUNDS

(the “Trust”)

SIXTH AMENDED AND RESTATED PLAN PURSUANT TO RULE 18F-3 FOR OPERATION

OF

A MULTI-CLASS SYSTEM

I. INTRODUCTION

This plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (“1940 Act”). The plan establishes the various classes of shares offered by the Trust’s investment portfolios (the “Funds”) and sets forth the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. Any material amendment to the plan is subject to prior approval by the Board of Trustees, including a majority of the disinterested Trustees. Notwithstanding the names designated for the various share classes in this plan, the officers of the Trust, for purposes of marketing a share class and offering it for sale in the Trust’s prospectuses, may designate a different name for a class of shares without prior Board approval.

II. ATTRIBUTES OF CLASSES

A.                                     Classes Offered

The Trust shall offer eleven classes of shares. The eleven classes of shares are: I Shares, A Shares, C Shares, R Shares, R4 Shares, R5 Shares, R6 Shares, T Shares, Advisor Shares, Institutional Shares, and Service Shares (the “Classes”). Each Fund may offer up to eleven classes of its shares. This plan becomes applicable to a Fund with respect to a particular class of shares upon adoption of a resolution by the Board of Trustees authorizing the offering of such class of shares by such Fund. Share classes currently authorized for each Fund are set forth in Schedule A hereto. Nothing in this Plan shall limit the authority of the Trustees to create additional classes of shares of any PNC Fund.  Each class may be subject to such investment minimums and other conditions of eligibility as set forth in the Fund’s registration statements as from time to time in effect.

B.                                    Class Differences

The Classes of each Fund shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to any shareholder services plan or distribution plan adopted for the class and (ii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent trustees; (b) the fact that a class shall vote separately on any matter submitted to the shareholders that pertains to (i) any shareholder services plan or distribution plan adopted for that class or (ii) the class expenses borne by the class or (iii) such other matters as determined appropriate by the Board of Trustees or as required by applicable law or the Fund’s governing documents; (c) the exchange privileges of each class of shares; (d) the legal designation of each class of shares; and (e) the different distribution and shareholder services relating to a class of shares.

C.                                    Differences in Fees, Services and Distribution

1.                                     Sales load, CDSC, Distribution and Shareholder Service Fees

Sales loads and contingent deferred sales loads are charged and paid in accordance with the terms of the current prospectus for each Fund. Distribution fees shall be calculated and paid in accordance with the terms of the then-effective plan pursuant to Rule 12b-1 under the 1940 Act for the applicable class. Shareholder service fees shall be calculated and paid in accordance with the terms of the then-effective plan. Sales charges and fees currently authorized are as set forth in Schedule A to this Plan.

2.                                     Services

Service fees payable by a class shall generally refer to the provision of personal services and/or maintenance of shareholder accounts. The Trust may also pay for administrative support services provided with respect to their customers, pursuant to the Shareholder Services Plan adopted for the Class.  Such payments may include payments to reimburse parties who make advance payments in respect of shareholder services provided (or to be provided) by others, including financial intermediaries. Such services shall be provided pursuant to Servicing Agreements. Any organization providing distribution assistance may also become a Service Organization and receive administrative servicing fees pursuant to a Servicing Agreement under the Shareholder Services Plan. Fees paid to a Service Organization shall be in consideration for the administrative support services provided pursuant to its Servicing Agreement. Such fees shall be calculated and accrued daily, paid monthly and computed in the manner set forth in the Servicing Agreement.

Services provided under the Shareholder Services Plan for a Class may include: (i) aggregating and processing purchase and redemption requests from customers; (ii) providing customers with services that invest the assets of their accounts in the Class; (iii) processing dividend payments from the Fund; (iv) providing information periodically to customers showing their position in the Class; (v) arranging for bank wires; (vi) responding to customer inquiries relating to the services performed with respect to the Class beneficially owned by customers; (vii) forwarding shareholder communications; and (viii) other similar services requested by the Trust.

D.                                     Availability and Eligibility

Each Class shall be available for purchase by the types of investors described in the applicable registration statement, as in effect from time to time, subject to such other restrictions and limitations as may be described in the registration statement from time to time.

E.                                     Exchange Privileges

Shares of a Class shall be exchangeable only for shares of the same Class of other PNC Funds or of other investment companies managed by PNC Capital Advisors, LLC or its affiliates. Exchanges of shares into a Fund with a higher sales charge than the Fund from which shares are being exchanged shall be subject to an incremental sales charge (i.e., the difference between the lower and higher applicable sales charges). No additional sales charges will be incurred when exchanging shares of a Fund into another Fund with the same, lower or no sales charge.

F.                                       Conversion Privilege

Each Class of shares of a Fund shall have the conversion privileges specified in the applicable Fund’s then- effective registration statement on Form N-1A and in any resolution duly adopted by the Board of Trustees.

G.                                     Voting Rights

Each Class shall have the voting rights set out in the Agreement and Declaration of Trust and the Bylaws of the Trust, as they may be amended from time to time. Each Class of shares of each Fund has identical voting rights except that each Class has exclusive voting rights on any matter submitted to shareholders that relates solely to that Class, and has separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class. Except as described elsewhere in this Section G. or as otherwise required by applicable law, all Classes of shares of a Fund will vote together as a single class.

H.                                  Expense Allocations

Class-specific expenses of a Fund shall be allocated to the specific class of shares of that Fund.  Non-class- specific expenses of a Fund shall be allocated in accordance with Rule 18f-3(c) under the 1940 Act.

I.                                       Amendments

This Plan may be amended from time to time in accordance with the provisions and requirements of Rule 18f-3.

Schedule A

Class Name	Funds	Sales Load
A Shares	Money Market Funds	None
	Fixed Income Funds (except Limited Maturity Bond Fund)	Not to exceed 4.50% of offering price
	Limited Maturity Bond Fund	Not to exceed 2.00% of offering price
	Equity Funds (except Balanced Allocation Fund and S&P 500 Index Fund)	Not to exceed 5.50% of offering price
	Balanced Allocation Fund	Not to exceed 4.75% of offering price
	S&P 500 Index Fund	Not to exceed 2.50% of offering price
	Tax Exempt Bond Funds	Not to exceed 3.00% of offering price
C Shares	Money Market Funds	None; but subject to any applicable contingent deferred sales load if purchased by exchange of other C shares
	Fixed Income Funds, Equity Funds and Tax Exempt Bond Funds	CDSC not to exceed 1.00% of share redemption price if shares redeemed within twelve months of purchase.
R Shares	Emerging Markets Equity Fund, International Growth Fund	None
I Shares	Money Market Funds, Fixed Income Funds, Equity Funds, Tax Exempt Bond Funds, Index Funds and Target Date Funds	None
R4 Shares and R5 Shares	Index Funds	None
Advisor Shares	Tax Exempt Money Market Funds, Institutional Treasury Money Market Fund and Government Money Market Fund	None
Institutional Shares	Treasury Plus Money Market Fund	None
Service Shares	Treasury Plus Money Market Fund	None
T Shares	Balanced Allocation Fund	3.50%
R6 Shares	International Equity Fund, Multi-Factor Small Cap Growth Fund, Multi-Factor Small Cap Value Fund	None

Class Name	Funds	Rule 12b-1 Fees
A Shares	Money Market Funds, Fixed Income Funds, Equity Funds and Tax Exempt Bond Funds	Reimburse up to 0.10% of average aggregate net assets
C Shares	Money Market Funds, Fixed Income Funds, Equity Funds and Tax Exempt Funds	Fees are not to exceed an annual rate of 0.75% of the average net assets of the Fund
I Shares	Money Market Funds, Fixed Income Funds, Equity Funds, Index Funds and Tax Exempt Funds	None
R Shares	Emerging Markets Equity Fund, International Growth Fund	None
R4 Shares and R5 Shares	Index Funds	None
Advisor Shares	Tax Exempt Money Market Funds, Institutional Treasury Money Market Fund and Government Money Market Fund	None
Institutional Shares	Treasury Plus Money Market Fund	None
Service Shares	Treasury Plus Money Market Fund	None
T Shares	Balanced Allocation Fund	Fees are not to exceed an annual rate of 0.50% of the average net assets of the Fund
R6 Shares	International Equity Fund, Multi-Factor Small Cap Growth Fund, Multi-Factor Small Cap Value Fund	None

Class Name	Funds	Non-12b-1 Shareholder Servicing Plan Fee
A Shares	Money Market Funds, Fixed Income Funds, Equity Funds and Tax Exempt Funds	Fees are not to exceed 0.25% (on an annualized basis) of the average daily net asset value of shares
C Shares	Money Market Funds, Fixed Income Funds, Equity Funds and Tax Exempt Funds	Fees are not to exceed 0.25% (on an annualized basis) of the average daily net asset value of shares
I Shares	Money Market Funds, Fixed Income Funds, Equity Funds, Index Funds and Tax Exempt Funds	None
R Shares	Emerging Markets Equity Fund, International Growth Fund	Fees are not to exceed 0.25% (on an annualized basis) of the average daily net asset value of shares
R4 Shares	Index Funds	Fees are not to exceed 0.15% (on an annualized basis) of the average daily net asset value of shares
R5 Shares	Index Funds	Fees are not to exceed 0.05% (on an annualized basis) of the average daily net asset value of shares
Advisor Shares	Tax Exempt Money Market Funds, Institutional Treasury Money Market Fund and Government Money Market Fund	0.10% of the average daily net asset value of shares
Institutional Shares	Treasury Plus Money Market Fund	None
Service Shares	Treasury Plus Money Market Fund	Fees are not to exceed 0.25% (on an annualized basis) of the average daily net asset value of shares
T Shares	Balanced Allocation Fund and Target Date Funds	Fees are not to exceed an annual rate of 0.50% of the average net assets of the Fund
R6 Shares	International Equity Fund, Multi-Factor Small Cap Growth Fund, Multi-Factor Small Cap Value Fund	None

Class Name	Funds	CDSC for Certain Large Purchases Without Front-end Load Payment
A Shares	Money Market Funds, Fixed Income Funds, Equity Funds and Tax Exempt Bond Funds	Minimum $1 million purchase; 1.00% CDSC imposed if shares are redeemed within 12 months of purchase
C Shares	All Funds	1.00% CDSC imposed if shares are redeemed within 12 months of purchase
I Shares	All Funds	N/A
R Shares	All Funds	N/A
R4 Shares	All Funds	N/A
R5 Shares	All Funds	N/A
Advisor Shares	Tax Exempt Money Market Funds, Institutional Treasury Money Market Fund and Government Money Market Fund	N/A
Institutional Shares	Treasury Plus Money Market Fund	N/A
Service Shares	Treasury Plus Money Market Fund	N/A
T Shares	Balanced Allocation Fund and Target Date Funds	Minimum $1 million purchase; 1.00% CDSC imposed if shares are redeemed within 12 months of purchase
R6 Shares	International Equity Fund, Multi-Factor Small Cap Growth Fund, Multi-Factor Small Cap Value Fund	N/A